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CUSIP No.   12232C108               13G                    Page  7 of  8 Pages
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                           EXHIBIT 1 TO SCHEDULE 13G


                               February 14, 1997



             MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



     MORGAN  STANLEY  ASSET  MANAGEMENT  INC.

BY: /s/ PETER A. NADOSY
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     Peter  A.  Nadosy  /  Vice Chairman




     MORGAN STANLEY GROUP INC.

BY: /s/ EDWARD J. JOHNSEN
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     Edward J. Johnsen/Vice President Morgan Stanley & Co. Incorporated